EXHIBIT 99.1

                 FREQUENCY ELECTRONICS ANNOUNCES ACQUISITION

Mitchel Field, NY, May 12, 2003- Frequency Electronics, Inc (AMEX - FEI) announced today that it had acquired the business and net assets of Zyfer, Inc., a wholly-owned subsidiary of Odetics, Inc (NASDAQ - ODETA and ODETB), located in Anaheim, CA, in a cash transaction.

Zyfer designs and manufactures products for precision time and frequency generation and synchronization, primarily incorporating global positioning systems (GPS) technology. These products address high volume applications for commercial and secure GPS hardware. Over 50% of revenues are derived from sales to the US Government. While Zyfer and FEI address many of the same customers, there is no overlap between the products of the two companies. Zyfer's products are an important extension of FEI's core product line.

FEI will pay $2.3 million cash at closing, plus future incentive payments based upon Zyfer's revenue growth during the next two fiscal years. Zyfer's revenues in frequency generation and synchronization products for its fiscal year ended March 31, 2003, were over $6 million. Mr. Hugo Fruehauf has been named President, CEO, and CTO of FEI's new wholly-owned subsidiary, FEI-Zyfer, Inc.

Commenting on this acquisition, Martin Bloch, CEO of FEI, said: "The addition of Zyfer's leading-edge proprietary technology will significantly enhance FEI's product line. We are also very pleased to welcome Zyfer's skilled and experienced associates to the FEI team. FEI is uniquely positioned with the financial resources, specialized technical assets, and quartz and atomic clocks, to fully exploit this opportunity. The acquisition of Zyfer will open larger, higher volume markets with the US Government and our commercial customers worldwide."

Frequency Electronics was represented by TM Capital Corp., investment bankers, and by counsel, Cadwalader, Wickersham & Taft LLP, in connection with this transaction.

Also today, Frequency Electronics issued a press release regarding year-end adjustments.

ABOUT FREQUENCY ELECTRONICS

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high-technology frequency, timing and synchronization products for voice, video and data telecommunications delivered by satellite or terrestrial means for both commercial and DOD customers. The Company's technologies provide unique solutions that are essential building blocks for the next generation of broadband wireless and fiber optic communications systems, for critical defense applications and for the ongoing expansion of existing wireless and wireline networks. Additional information is available on FEI's website: www.frequencyelectronics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The Statements in this press release regarding the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact information: General Joseph P. Franklin, telephone : (516) 794-4500

        WEBSITE:    www.frequencyelectronics.com